Exhibit 10.1

NATIONSTAR AGENCY ADVANCE FUNDING TRUST,
as Issuer,
THE BANK OF NEW YORK MELLON,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary,
and
BARCLAYS BANK PLC,
as Administrative Agent

and consented to by:

BARCLAYS BANK PLC

as sole Noteholder of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes
__________
AMENDMENT NO. 4
dated as of January 27, 2015
to the
SERIES 2013-VF1 INDENTURE SUPPLEMENT
dated as of January 31, 2013
to the
FOURTH AMENDED AND RESTATED INDENTURE,
dated as of January 31, 2013
__________
NATIONSTAR AGENCY ADVANCE FUNDING TRUST, ADVANCE RECEIVABLES BACKED NOTES, SERIES 2013-VF1

Amendment No. 4 TO SERIES 2013-VF1 INDENTURE SUPPLEMENT
This Amendment No. 4, dated as of January 27, 2015 (this “Amendment”), to the Series 2013-VF1 Indenture Supplement, dated as of January 31, 2013 (as amended by that certain Amendment No. 1, dated as of May 21, 2013, as further amended by that certain Amendment No. 2, dated as of October 15, 2013, as further amended by that certain Amendment No. 3, dated as of October 14, 2014 and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture Supplement”) to that certain Fourth Amended and Restated Indenture, dated as of January 31, 2013 (as amended by that certain Amendment No. 1, dated as of April 22, 2014 and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), is entered into by and among NATIONSTAR AGENCY ADVANCE FUNDING TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”), and as securities intermediary (the “Securities Intermediary”), NATIONSTAR MORTGAGE LLC, a Delaware limited liability company (“Nationstar”), BARCLAYS BANK PLC (“Barclays”), a public limited company formed under the laws of England and Wales, as administrative agent (the “Administrative Agent”), and consented to by Barclays, as sole Noteholder of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes (collectively, the “Notes”) issued pursuant to the Indenture Supplement (in such capacity, the “Noteholder”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Indenture or the Indenture Supplement, as applicable.
WHEREAS, Section 12.2 of the Indenture provides, among other things, that subject to the terms and provisions of each Indenture Supplement with respect to any amendment of such Indenture Supplement, the parties to the Indenture may at any time enter into an amendment to the Indenture, including any Indenture Supplement, with prior notice to the Note Rating Agency and the consent of Noteholders of more than 50% (by Class Invested Amount) of each Series or Class of Notes affected by such amendment of the Indenture, including any Indenture Supplement, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture, of modifying in any manner the rights of the Holders of the Notes of each such Series or Class under the Indenture or any Indenture Supplement, upon delivery of an Issuer Tax Opinion and, pursuant to Section 12.3 of the Indenture, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”); provided, however, that no such amendment will modify any of the enumerated provisions set forth in Section 12.2 without the consent of the Noteholder of each Outstanding Note affected thereby;
WHEREAS, Section 12(b) of the Indenture Supplement provides that notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Indenture may, without the consent of 100% of the Series 2013-VF1 Notes, supplement, amend or revise any term or provision of the Indenture Supplement;

WHEREAS, the parties hereto desire to amend the Indenture Supplement as described below in connection with the Noteholder selling to Credit Suisse AG, Cayman Islands Branch and GIFS Capital Company, LLC a portion of the Variable Funding Notes held by the Noteholder pursuant to the CS Assignment Agreement (as defined herein);
WHEREAS, this Amendment is not effective until the execution and delivery of this Amendment by the parties hereto and the delivery of the Issuer Tax Opinion and the Authorization Opinion;
WHEREAS, the Noteholder owns 100% of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes, which are the only Outstanding Notes issued pursuant to the Indenture Supplement; and
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendments to the Indenture Supplement. Subject to the satisfaction of the conditions precedent in Section 3 below, effective upon the payment of the Assignor Purchase Price Payment (as defined in the CS Assignment Agreement), the following amendments shall occur with respect to the enumerated sections and provisions of the Indenture Supplement:

(a)Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Administrative Agent” in its entirety and replacing it with the following:

“Administrative Agent” means, for so long as the Series 2013-VF1 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, Barclays Bank PLC, Credit Suisse AG, New York Branch or any Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, together, Barclays Bank PLC, Credit Suisse AG, New York Branch, and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

(b)Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Commercial Paper Notes” in its entirety and replacing it with the following:

“Commercial Paper Notes” means with respect to each Conduit Purchaser, the short-term promissory notes issued or to be issued by or on behalf of such Conduit Purchaser in the United States commercial paper market.
(c)Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Corporate Trust Office” in its entirety and replacing it with the following:

“Corporate Trust Office” means with respect to the Series 2013-VF1 Notes, the office of the Indenture Trustee (or The Bank of New York Mellon in any of its capacities) at which at any particular time its corporate trust business will be administered, which office at the date hereof is located at (i) for purposes other than final payment or note transfers, 101 Barclay Street, Floor 7W, New York, New York 10286, Attention: Nationstar Agency Advance Funding Trust, Series 2013-VF1, and (ii) for purposes of final payment and note transfers, 2001 Bryan Street, 9th Floor, Dallas, TX 75201, Attention: Transfers, Nationstar 2013-VF1.
(d)Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Cost of Funds Rate” in its entirety and replacing it with the following:

“Cost of Funds Rate” means (a) with respect to Note Balances held by the CS Purchaser Group (as defined in the CS Assignment Agreement) for which Credit Suisse is designated as the Administrative Agent, the CS Cost of Funds Rate, (b) with respect to Note Balances held by the Committed Purchaser or any Conduit Purchaser for which Barclays is designated as the Administrative Agent, the Barclays Cost of Funds Rate, (c) with respect to Note Balances held by any other asset-backed commercial conduit “Cost of Funds Rate” specified in the applicable instrument pursuant to which such Person purchases any such Note Balance and consented to in writing by the Administrator, or (d) with respect to Note Balances held by any other Person, One-Month LIBOR.
(e)Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Program Support Agreement” in its entirety and replacing it with the following:

“Program Support Agreement” means any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of such Conduit Purchaser, the issuance of one or more surety bonds for which a Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Conduit Purchaser to any Program Support Provider of the aggregate outstanding Note Balance (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to such Conduit Purchaser in connection with such Conduit Purchaser’s commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.
(f)Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Program Support Provider” in its entirety and replacing it with the following:

“Program Support Provider” means any Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Purchaser’s commercial paper program.
(g)Section 2 of the Indenture Supplement is hereby amended by deleting the definitions of “CP Rate” and “Conduit Holder” in their entirety:

(h)Section 2 of the Indenture Supplement is hereby amended by adding the following definitions of in the proper alphabetical order:

“Barclays Commercial Paper Rate” means with respect to any Conduit Purchaser for which Barclays acts as Conduit Administrative Agent for any Interest Accrual Period (or any portion thereof), the per annum rate equivalent to the weighted average cost (as determined by Barclays, and which shall include commissions of placement agents and dealers not to exceed 0.05% of the face amount of the applicable Commercial Paper Notes, incremental carrying costs incurred with respect to such Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of such Commercial Paper Notes) of or related to the issuance of Commercial Paper Notes that are allocated, in whole or in part to the funding of any Note Balances of the Series 2013-VF1 Notes; provided, however, that if any component of such rate is a discount rate, in calculating the Barclays Commercial Paper Rate for such Interest Accrual Period (or such portion thereof), any Conduit Purchaser (or the related Administrative Agent on its behalf) shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
“Barclays Cost of Funds Rate” means, (i) for any Interest Accrual Period during which any VFN Principal Balance of Series 2013-VF1 Notes is held by a Committed Purchaser for which Barclays acts as sponsor, administrative agent or manager, as applicable, and has funded its interest on balance sheet, at the sole and absolute discretion of such Committed Purchaser, either One-Month LIBOR or the cost of funding such interest on balance sheet, (ii) for any Interest Accrual Period Interest Accrual Period during which any VFN Principal Balance of Series 2013-VF1 Notes is held by a Conduit Purchaser for which Barclays acts as sponsor, administrative agent or manager, as applicable, a rate per annum equal to the applicable Barclays Commercial Paper Rate, (iii) for any Interest Accrual Period during which any VFN Principal Balance of Series 2013-VF1 Notes is held by a Conduit Purchaser for which Barclays acts as sponsor, administrative agent or manager, as applicable, to the extent it does not fund its Note Balance during such period by issuing asset-backed commercial paper, (A) One-Month LIBOR plus (B) 1.00% per annum; provided, that with respect to clause (i) and (iii) above, if a Eurodollar Disruption Event has occurred and is continuing, the “Barclays Cost of Funds Rate” shall be the Base Rate plus 1.00% per annum; it being understood that the decision of how to fund its Note Balances will be in the good faith discretion of the related Noteholder, Conduit Purchaser or Committed Purchaser, as applicable, and the Indenture Trustee may assume the full Note Balance held by a Conduit Purchaser for which Barclays acts as sponsor, administrative agent or manager, as applicable, is funded by issuance of asset-backed commercial paper unless otherwise notified in writing by Barclays, as Administrative Agent.
Barclays Note Purchase Agreement” means that Note Purchase Agreement, dated as of January 31, 2013 (as amended, supplemented, or otherwise modified from time to time), by and among the Issuer, the Depositor, the Indenture Trustee, Nationstar and Barclays Bank PLC, as the Administrative Agent and purchaser.

“Committed Purchaser” means any purchaser of a Class (or portion thereof) of a Series 2013-VF1 Note which is designated as a “Committed Purchaser” or as “Purchaser” on the signature pages to a VF1 Note Purchase Agreement.
“Conduit Administrative Agent” means any Person appointed as a Conduit Administrative Agent or Administrative Agent in a VF1 Note Purchase Agreement.
“Conduit Purchaser” means (i) any Purchaser which is designated as a “Conduit Purchaser” or a “Conduit Holder” on the signature pages to a VF1 Note Purchase Agreement and (ii) any Purchaser which is designated as a “Conduit Purchaser” on the signature pages of any assignment agreement pursuant to which it becomes a party to a VF1 Note Purchase Agreement.
“Credit Suisse” means Credit Suisse AG, New York Branch.
“CS Assignment Agreement” means that Assignment Agreement, dated as of January 27, 2015, by and among Credit Suisse AG, New York Branch, as Assignee Administrative Agent and Assignor Conduit Administrative Agent, Credit Suisse, Cayman Islands Branch, as Assignee Committed Purchaser, GIFS Capital Company, LLC, as Assignee Conduit Purchaser and Barclays Bank PLC, as Assignor Administrative Agent and as Assignor Purchaser and acknowledged and agreed to by the Issuer, the Indenture Trustee, Nationstar and the Depositor.
“CS Commercial Paper Rate” means with respect to each Interest Accrual Period and each Conduit Purchaser for which Credit Suisse acts as sponsor, administrative agent or manager, as applicable, the per annum rate equivalent to the weighted average cost related to the issuance of related Commercial Paper Notes for such Interest Accrual Period (such costs as reasonably determined by Credit Suisse as sponsor for such Conduit Purchaser, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to such Commercial Paper Notes, other borrowings by such Conduit Purchaser and any other costs associated with the issuance of such Commercial Paper Notes); provided, that if any component of such per annum rate is a discount rate, in calculating the “CS Commercial Paper Rate”, the related Conduit Administrative Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. The related Conduit Administrative Agent shall deliver to the Administrator, the Calculation Agent and the Indenture Trustee the CS Commercial Paper Rate with respect to the Series 2013-VF1 Variable Funding Notes held by such Conduit Purchasers, if applicable, by no later than the Business Day prior to the Determination Date and the determination of the applicable CS Commercial Paper Rate by the related Conduit Administrative Agent shall be binding absent manifest error.
“CS Cost of Funds Rate” means, for any day of any Interest Accrual Period, (a) to the extent a Conduit Purchaser for which Credit Suisse acts as sponsor, administrative agent or manager, as applicable, has funded its interest in any Series 2013-VF1 Variable Funding Note through the issuance of Commercial Paper Notes, the CS Commercial Paper Rate applicable to such Conduit Purchaser and (b) to the extent a Committed

Purchaser for which Credit Suisse acts as sponsor, administrative agent or manager, as applicable, has funded its interest on balance sheet, at the sole and absolute discretion of such Committed Purchaser, either One-Month LIBOR or the cost of funding such interest on balance sheet.
“Fee Letter” means, collectively, that certain Fee Letter Agreement, dated January 27, 2015, among Credit Suisse, the Administrator and the Issuer.
“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.
“Increased Costs” has the meaning assigned to such term in Section 9 of this Indenture Supplement.
“LIBOR Index Rate” means for a one-month period, the rate per annum (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the date that is two (2) Business Days before the commencement of such one-month period.
“LIBOR Rate” means with respect to any Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate”, (a) the LIBOR Index Rate for a one-month period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the related Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such one-month period by three (3) or more major banks in the interbank eurodollar market selected by such Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Note Balance on which the LIBOR Rate is being calculated.
“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as an information vendor for the purpose of displaying ICE Benchmark Administration interest settlement rates for U.S. Dollar deposits).
“Note Maximum Principal Balance” means, with respect to the Class A-VF1, Class B-VF1, Class C-VF1 and Class D-VF1 Variable Funding Notes, the amount set forth on Exhibit A or, in the case of each such Class on any date, a lesser amount calculated pursuant to a written agreement between the Servicer, the Administrator and each Administrative Agent; provided that the aggregate of the Note Maximum Principal Balances for each Class shall not exceed the Maximum VFN Principal Balance for such Class.

“Transaction Documents” means, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement, the VF1 Note Purchase Agreements and the Fee Letter, each as amended, supplemented, restated or otherwise modified from time to time.”
“VF1 Note Purchase Agreement” means each of the CS Assignment Agreement and the Barclays Note Purchase Agreement.
(i)Section 6 of the Indenture Supplement is hereby amended by adding the following paragraphs at the end of such section:

The Administrative Agents and the Issuer further confirm that the Series 2013-VF1 Notes shall be held by the Noteholders in the Note Maximum Principal Balance indicated on Exhibit A. The Issuer and the Administrative Agents hereby direct the Indenture Trustee to authenticate the Series 2013-VF1 Notes in the names of the Noteholders and the Note Maximum Principal Balances set forth on Exhibit A. For the avoidance of doubt, the parties hereto hereby agree that, in accordance with the terms and provisions of the VF1 Note Purchase Agreements, each Administrative Agent may act as agent of each Noteholder (or “purchaser”, howsoever denominated) party to such Administrative Agent’s VF1 Note Purchase Agreement in respect of the related 2013-VF1 Notes designated on Exhibit A and shall determine the allocation of “Additional Note Balances” (as such term is defined in the VF1 Note Purchase Agreement, if applicable) or VFN Principal Balance increases to be funded by each such Noteholder (or purchaser) related to such Administrative Agent.
Notwithstanding anything to the contrary in Section 4.3(b)(iii) of the Base Indenture, (i) VFN draws on any Funding Date in respect of the Series 2013-VF1 Variable Funding Notes are required to be made on a pro rata basis among the Notes of each Class based on the related Note Maximum Principal Balance of the Notes of such Class and the respective amounts that can be drawn under each Class and Series pursuant to Section 4.3(b) of the Base Indenture, and (ii) VFN draws on any other Series of VFNs shall be made on a pro rata basis with the Series 2013-VF1 Notes. The VFN draws in respect of the Series 2013-VF1 Variable Funding Notes shall be made in accordance with the instructions provided in the related Funding Certification. For the avoidance of doubt, any funding of any VFN draws by a Conduit Purchaser shall be provided in the sole discretion of such Conduit Purchaser.
(j)Section 7 of the Indenture Supplement is hereby amended by deleting such section in its entirety and replacing it with the following:

(a)    At least one (1) Business Day prior to each Determination Date, the Administrative Agent shall calculate the Note Interest Rate for the related Interest Accrual Period (in the case of the Series 2013-VF1 Variable Funding Notes using the Commercial Paper Rates determined by the related Conduit Administrative Agents, as applicable, and One-Month LIBOR as determined by each Administrative Agent in accordance with Section 7(b) below) and the Interest Payment Amount for the Series

2013-VF1 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.
(b)    On each LIBOR Determination Date, each Administrative Agent will determine the London Interbank Offered Rate (“LIBOR”) quotations for one-month Eurodollar deposits (“One-Month LIBOR”) for the succeeding Interest Accrual Period for the related Series 2013-VF1 Notes on the basis of the LIBOR Rate.
(c)    The establishment of the applicable Commercial Paper Rate by the related Conduit Administrative Agent and One-Month LIBOR by the related Administrative Agent and the Administrative Agent’s subsequent calculation of the Note Interest Rate on the Series 2013-VF1 Variable Funding Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.
(k)Section 8 of the Indenture Supplement is hereby amended by deleting such section in its entirety and replacing it with the following:

(a)    If any Regulatory Change or other change of requirement of any law, rule, regulation or order applicable to a Noteholder of a Series 2013-VF1 Variable Funding Note (a “Requirement of Law”) or any change in the interpretation or application thereof or compliance by such Noteholder with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof:
(1)    shall subject such Noteholder to any tax of any kind whatsoever with respect to its Series 2013-VF1 Variable Funding Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Noteholder as a result of any present or former connection between such Noteholder and the United States, other than any such connection arising solely from such Noteholder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture Supplement or any U.S. federal withholding taxes imposed under Code sections 1471 through 1474 as of the date of this Indenture Supplement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereunder and any agreements entered into under section 1471(b) of the Code) or change the basis of taxation of payments to such Noteholder in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or
(2)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or credit extended or participated by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(3)    shall have the effect of reducing the rate of return on such Noteholder’s capital or on the capital of such Noteholder’s holding company, if any, as a consequence of this Indenture Supplement, in the case of the Series 2013-VF1 Variable Funding Notes, the VF1 Note Purchase Agreement, or the Series 2013-VF1 Variable Funding Notes to a level below that which such Noteholder or such Noteholder’s holding company could have achieved but for such Requirements of Law (other than any Regulatory Change, Requirement of Law, interpretation or application thereof, request or directive with respect to taxes) (taking into consideration such Noteholder’s policies and the policies of such Noteholder’s holding company with respect to capital adequacy); or
(4)    shall impose on such Noteholder or the London interbank market any other condition, cost or expense (other than with respect to taxes) affecting this Indenture Supplement, in the case of the Series 2013-VF1 Variable Funding Notes, the VF1 Note Purchase Agreement or the Series 2013-VF1 Variable Funding Notes or any participation therein; or
(5)    shall impose on such Noteholder any other condition;
and the result of any of the foregoing is to increase the cost to such Noteholder, by an amount which such Noteholder deems to be material (collectively or individually, “Increased Costs”), of continuing to hold its Series 2013-VF1 Variable Funding Note, of maintaining its obligations with respect thereto, or to reduce any amount due or owing hereunder in respect thereof, or to reduce the amount of any sum received or receivable by such Noteholder (whether of principal, interest or any other amount) or (in the case of any change in a Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Noteholder or any Person controlling such Noteholder with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any governmental or quasi-governmental authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on such Noteholder’s or such controlling Person’s capital as a consequence of its obligations as a Noteholder of a Variable Funding Note to a level below that which such Noteholder or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Noteholder’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Noteholder to be material, then, in any such case, such Noteholder shall invoice the Administrator for such additional amount or amounts as calculated by such Noteholder in good faith as will compensate such Noteholder for such increased cost or reduced amount, and such invoiced amount shall be payable to such Noteholder on the Payment Date following the next Determination Date following such invoice, in accordance with Section 4.5(a)(1)(ii) or Section 4.5(a)(2)(ii) of the Base Indenture, as applicable; provided, however, that any amount of Increased Costs in excess of the Increased Costs Limit shall be payable to such Noteholder in accordance with Section 4.5(a)(1)(ix) or Section 4.5(a)(2)(iv) of the Base Indenture, as applicable.
(b)    Each Support Party (as such term is defined in a VF1 Note Purchase Agreement, if applicable) shall be entitled to receive additional payments and indemnification pursuant to this Section 8 as though it were a Committed Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Series 2013-VF1 Variable Funding Notes; provided, that such Support Party shall not be entitled to additional payments pursuant to this Section 8 by reason of Requirements of Law which occurred prior to the date it became a Support Party; provided, further, that such Support Party shall be entitled to receive additional amounts pursuant to this Section 8 only to the extent that its related Conduit Purchaser would have been entitled to receive such amounts in the absence of Support Advances (as such term is defined in a VF1 Note Purchase Agreement, if applicable) from such Support Party. The provisions of this Section 8 shall apply to each Conduit Administrative Agent and to such of their Affiliates as may from time to time administer, make referrals to or otherwise provide services or support to the Conduit Purchasers (in each case as though such Conduit Administrative Agent or Affiliate were a Conduit Purchaser and such Section applied to its administration of or other provisions of services or support to such Conduit Purchaser in connection with the transactions contemplated by this Agreement), whether as an administrator, administrative agent, referral agent, managing agent or otherwise.
(l)Section 12 of the Indenture Supplement is hereby amended by adding the following new subsection (c) at the end thereof:

(c)    Notwithstanding any provisions to the contrary in Article XII of the Base Indenture or Section 12 of this Indenture Supplement, no supplement or amendment entered into with respect to this Indenture Supplement is effective without the consent of 100% of the Noteholders of the Series 2013-VF1 Notes.
(m)The Indenture Supplement is hereby amended by adding “Exhibit A” attached hereto.

Section 2.Noteholder Consent.

In its capacity as Note Registrar, the Indenture Trustee confirms that the Note Register reflects Barclays Bank PLC as the sole Noteholder of all Notes currently Outstanding under the Indenture Supplement. Such Noteholder’s consent to the terms of this Amendment is evidenced by its signature hereto.
Section 3.Conditions to Effectiveness of this Amendment.

This Amendment shall become effective on the date (the “Effective Date”) upon the latest to occur of the following:

(a)the execution and delivery of this Amendment by all parties hereto;

(b)prior notice to the Note Rating Agency;

(c)the delivery of an Issuer Tax Opinion; and

(d)the delivery of an Opinion of Counsel to the effect that the execution of this Amendment is authorized by the Indenture and all conditions precedent have been satisfied.

Section 4.Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Indenture Supplement and the Indenture shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. This Amendment shall become effective on the Effective Date and shall not be effective for any period prior to the Effective Date. After this Amendment becomes effective, all references in the Indenture Supplement or the Indenture to “this Indenture Supplement,” “this Indenture,” “hereof,” “herein” or words of similar effect referring to such Indenture Supplement and Indenture shall be deemed to be references to the Indenture Supplement or the Indenture, as applicable, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Indenture Supplement or the Indenture other than as set forth herein. This Amendment shall constitute an Act of each of the Noteholders of the Series 2013-VF1 Notes.

Section 5.Representations and Warranties. Barclays hereby represents and warrants that as of the date hereof (i) it is the sole Noteholder of each of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes, (ii) it is duly authorized to deliver this certification to the Indenture Trustee, (iii) such power has not been granted or assigned to any other Person, and (iv) the Indenture Trustee may conclusively rely upon this certification. For the avoidance of doubt, this Amendment shall be effective before the assignment of any interests in the Series 2013-VF1 Notes contemplated by the CS Assignment Agreement.

Section 6.Entire Agreement. The Indenture and the Indenture Supplement, as amended by this Amendment, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 7.Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 8.Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Indenture or any provision hereof or thereof.

Section 9.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.Recitals. The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Indenture and the Indenture Supplement relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

Section 11.Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment.

Section 12.Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile or other electronic transmission, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
NATIONSTAR AGENCY ADVANCE FUNDING TRUST, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Melinda Morales Romay ___
Name: Melinda Morales Romay
Title: Banking Officer

[Amendment No. 4 to the Series 2013-
VF1 Indenture Supplement]

THE BANK OF NEW YORK MELLON, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Michael D. Commisso______________
Name: Michael D. Commisso
Title: Vice President

[Amendment No. 4 to the Series 2013-
VF1 Indenture Supplement]

NATIONSTAR MORTGAGE LLC, as Administrator and as Servicer
By:__/s/ Amar Patel_________________
Name: Amar Patel
Title: Executive Vice President

[Amendment No. 4 to the Series 2013-
VF1 Indenture Supplement]

BARCLAYS BANK PLC, as Administrative Agent
By:__/s/ Joseph O’Doherty________________
Name: Joseph O’Doherty
Title: Managing Director

[Amendment No. 4 to the Series 2013-
VF1 Indenture Supplement]

ACKNOWLEDGED, AGREED AND CONSENTED TO BY:

BARCLAYS BANK PLC,

as sole Noteholder of the Nationstar Agency Advance Funding Trust, Advance Receivables Backed Notes, Series 2013-VF1 Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes

By:    /s/ Joseph O’Doherty

Name:    Joseph O’Doherty

Title:    Managing Director

[Amendment No. 4 to the Series 2013-
VF1 Indenture Supplement]

Exhibit A

Class	Note #	Noteholder	Related Administrative Agent	Note Maximum Principal Balance
A-VF1	4	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser, and GIFS Capital Company, LLC, as Conduit Purchaser	Credit Suisse AG, New York Branch	$235,963,555
	3	BARCLAYS BANK PLC	Barclays Bank PLC	$471,927,111
B-VF1	4	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser, and GIFS Capital Company, LLC, as Conduit Purchaser	Credit Suisse AG, New York Branch	$14,558,222
	3	BARCLAYS BANK PLC	Barclays Bank PLC	$29,116,445
C-VF1	4	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser, and GIFS Capital Company, LLC, as Conduit Purchaser	Credit Suisse AG, New York Branch	$7,927,556
	3	BARCLAYS BANK PLC	Barclays Bank PLC	$15,855,111
D-VF1	4	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser, and GIFS Capital Company, LLC, as Conduit Purchaser	Credit Suisse AG, New York Branch	$8,217,333
	3	BARCLAYS BANK PLC	Barclays Bank PLC	$16,434,667

Ex. A-1